Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Sector Series, Inc.:
    RiverSource Dividend Opportunity Fund
    RiverSource Real Estate Fund



We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                       /s/ KPMG LLP
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                                           KPMG LLP


Minneapolis, Minnesota
August 25, 2006